UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    September 17, 2014

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The information referred to in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference herein.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 17, 2014, the Company completed its registered offering of $775 million of 6.250% Senior Notes due 2021 (the “2021 Notes”) and $775 million of 6.875% Senior Notes due 2025 (the “2025 Notes” and together, the “Notes”).   The 2021 Notes were issued pursuant to an indenture dated as of April 9, 2009, as amended (the “Base Indenture”), and a sixth supplemental indenture dated as of September 17, 2014, with The Bank of New York Mellon as trustee.  The 2025 Notes were issued pursuant to the Base Indenture, and a seventh supplemental indenture dated as of September 17, 2014, with The Bank of New York Mellon as trustee.  The 2021 Notes bear interest at the rate of 6.250% per year and the 2025 Notes bear interest at the rate of 6.875% per year.   Interest on the 2021 Notes is payable on March 15 and September 15 of each year, beginning on March 15, 2015.   Interest on the 2025 Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2015.   The 2021 Notes will mature on September 15, 2021.   The 2025 Notes will mature on January 15, 2025.   The Company may, at its option, redeem some or all of the Notes at any time before June 15, 2021 (with respect to the 2021 Notes) or before October 15, 2024 (with respect to the 2025 Notes) by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of redemption, or at any time after June 15, 2021 (with respect to the 2021 Notes) or after October 15, 2024 (with respect to the 2025 Notes) at par plus accrued and unpaid interest, if any, to the date of redemption.   The Notes are subject to mandatory redemption at 100% of their principal amount plus accrued interest to the date of redemption if the previously announced proposed acquisition of the wireline properties of AT&T Inc. in Connecticut (the “AT&T Connecticut Transaction”) is not consummated on or before August 17, 2015 or is otherwise terminated.  The Notes are senior unsecured obligations of the Company and rank equally with all of its other existing and future senior unsecured indebtedness.  The indenture and sixth and seventh supplemental indentures contain certain covenants and events of default and other customary provisions.

In connection with the issuance of the Notes, the Company entered into an escrow agreement dated as of September 17, 2014 with the Bank of New York Mellon as Trustee, the Bank of New York Mellon as Escrow Agent, and J.P. Morgan Securities LLC.  Pursuant to the escrow agreement, the Company deposited into escrow the net proceeds of the offering of the Notes of $1,519,000 for the benefit of the holders of the Notes.  The escrowed proceeds will be released to pay a portion of the purchase price of the previously announced proposed AT&T Connecticut Transaction or, if such proposed transaction is not consummated on or before August 17, 2015 or is otherwise terminated, to redeem the Notes.

In connection with the offering, the Company is filing as Exhibit 5.1 hereto an opinion of counsel addressing the validity of the Notes.  Such opinion, the form of Notes, the sixth and seventh supplemental indentures and the escrow agreement are incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-181299), pursuant to which the Notes were offered and issued.

The foregoing descriptions of the Notes, the Base Indenture,  the sixth and seventh supplemental indentures,  and the escrow agreement are summaries only and are qualified in their entirety by reference to the full text of such documents.  A copy of the sixth and seventh supplemental indentures, together with the respective form of Notes and the escrow agreement, are attached hereto as Exhibit 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)Exhibits

4.1

Sixth Supplemental Indenture dated as of September 17, 2014 between

Frontier Communications Corporation and The Bank of New York Mellon, as Trustee (including the form of 6.250% Senior Notes due 2021).

4.2

Seventh Supplemental Indenture dated as of September 17, 2014 between Frontier Communications Corporation and The Bank of New York Mellon, as Trustee (including the form of 6.875% Senior Notes due 2025).

4.3

Escrow Agreement dated as of September 17, 2014 among Frontier Communications Corporation, The Bank of New York Mellon, as Trustee The Bank of New York Mellon, as escrow agent and J.P. Morgan Securities LLC.

5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: September 17, 2014	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary